UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007 (February 2, 2007)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 2, 2007, Nationwide Financial Services, Inc. (NFS), entered into a stock purchase agreement with Nationwide Corporation to purchase the Philadelphia-based retail business of NWD Investment Management, Inc. (NWD) (formerly Gartmore Global Investments, Inc.).

The purchase price of the transaction is $225.0 million in cash, plus the value of tangible shareholders’ equity on the balance sheet at closing. The transaction is expected to close during the second quarter of 2007 and is subject to the approval of the shareholders of the affected NWD funds to be acquired by NFS.

NFS and Nationwide Corporation issued a press release announcing this transaction on February 5, 2007.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 10.1 Stock Purchase Agreement between Nationwide Financial Services, Inc. and Nationwide Corporation, dated

                     February 2, 2007.

Exhibit 99.1 Press release dated February 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: February 6, 2007	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer